EXHIBIT 99.1

VolitionRx Limited Announces First Quarter 2022 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Thursday, May 12, at 8:30 a.m. U.S. Eastern Time

AUSTIN, Texas, May 11, 2022 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the first quarter ended March 31, 2022. Volition management will host a conference call tomorrow, May 12 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

“I am delighted with the progress we are making, and in particular could not be prouder of the team’s achievement in securing a global licensing and supply agreement for our Nu.Q® Vet Cancer Screening Test with Heska Corporation, one of the industry’s leading companies,” commented Cameron Reynolds, President and Chief Executive Officer of Volition. “In April, we expanded our geographic footprint with the launch of the Nu.Q® Vet Cancer Test in Singapore through SAGE Healthcare. We have also made good progress in other key areas including our Nu.Q® NETs and Nu.Q® Capture programs as we shift gears towards our goal of becoming a commercial company with a wide range of world class products.”

Volition is hosting a Capital Markets Day at the New York Stock Exchange, in a hybrid format, on Friday, May 13, 2022, at 10 a.m. U.S. Eastern Time. Volition’s executive team will provide strategic updates and discuss the Company’s key short-term growth drivers. Details for this event can be found below.

An interview with Cameron Reynolds, President and Group Chief Executive Officer of Volition.

https://youtu.be/FjquY6O2ltI

Company Highlights

Financial

•	Cash and cash equivalents as of March 31, 2022, totaled approximately $23.7 million compared with $20.6 million as of December 31, 2021.
•	On March 30th Volition received a $10 million milestone payment from Heska Corporation.
•	Net loss for the quarter was $7.7 million dollars compared to $6.1 million for the three-months ended March 31, 2021.

Personnel/ Operational

•

To support our commercial expansion of Nu.Q® Vet we welcomed Daniel Sheres, Product Manager, Devin DeVoue, Marketing Manager and Kristy Valdivia, Global Accounts Manager to the Volition Veterinary Team.

•	Subsequent to quarter end we appointed Sharon Ballesteros as U.S. Head of Quality and Development Process.

1

Volition Veterinary

•	Executed a global licensing and supply agreement with one of the industry’s leading companies, Heska Corporation.
•

In exchange for granting Heska exclusive worldwide rights to sell the Nu.Q® Vet Cancer Screening Test for companion animals at the Point of Care, Volition has received a $10 million upfront payment and is eligible to receive up to a further $18 million based upon the achievement of near/mid-term milestones.

•	In addition to these milestone payments Volition expects to receive ongoing revenue for the supply of key components for said exclusive point of care product(s).
•

Volition has also granted Heska non-exclusive rights to sell the Nu.Q® Vet Cancer Screening Test in kit format for companion animals, through Heska’s network of central reference laboratories for which Volition will receive ongoing additional revenue for such kit sales.

•	This is a long-term deal with significant market and revenue potential for Volition through the sale of kits and key components.
•	Subsequent to the quarter end SAGE Healthcare launched our Nu.Q® Vet Cancer Test in Singapore.
•	We are in advanced negotiations with other potential licensing partners in our efforts to make Nu.Q® Vet products as accessible as possible worldwide and anticipate further announcements in 2022.

Nu.Q® Capture

•

Nu.Q® Capture, when used in combination with either sequencing, mass spectrometry and/or Volition’s Nu.Q® assays could potentially aid diagnosis, treatment selection, and both treatment and disease monitoring in addition to aiding biomarker discovery.

•	The Nu.Q® Capture program now has several strands of technology which:
o	essentially remove background noise, thereby amplifying the signal,
o	look to identify the signal in a novel way including through mass spectrometry, or
o	isolate various chromatin fragments, including nucleosomes and transcription factors.
•

Subsequent to the quarter end Volition sponsored a GenomeWeb webinar entitled “Novel Proteomics Approach to Epigenetic Profiling of Circulating Nucleosomes” featuring Professor Axel Imhof. To watch on demand, visit the GenomeWeb website.

•	Volition is developing a large 1000-plus patient Nu.Q® Capture study in lung cancer and colorectal cancer with further announcements expected in 2022.

Upcoming Milestones

•	Drive near term revenue in the following key areas:
o	Licensing of its technology, with a particular but not exclusive focus on Nu.Q® Vet.
o	Complete Heska Corporation agreement milestones in order to receive further milestone payments.
o	Sales of key components of Point of Care test with Heska.
o	Sales of kits from non-exclusive agreements for the use of Nu.Q® Vet via central reference labs.
o	Ongoing and new Nu.Q® Discover agreements.
o	Sales of its disease monitoring tests (e.g. COVID-19, sepsis).
•

Continue to progress the research program for the use of Nu.Q® in NETosis, in monitoring disease progression of COVID-19, sepsis, and potentially other diseases and as a possible companion diagnostic for a treatment for sepsis.

•	Continue to advance its previously announced large-scale blood, lung, and colorectal cancer trials in Europe, Asia, and the U.S.
•	Publish several abstracts and peer-reviewed scientific papers with clinical results showing the robustness and utility of its Nu.Q® platform.
•	Advance the development of Nu.Q® Capture.
•	Continue to file patents to expand and extend its intellectual property portfolio.

2

Event:    VolitionRx Limited First Quarter 2022 Earnings and Business Update Conference Call

Date:      Thursday, May 12, 2022

Time:      08:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in:1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 10167203

Cameron Reynolds, President and Chief Executive Officer of Volition, will host the call along with Terig Hughes, Chief Financial Officer of Volition, Dr. Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC, and Scott Powell, Executive Vice President, Investor Relations of Volition. The call will provide an update on important events which have taken place in the first quarter of 2022 and upcoming milestones.

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at http://ir.volition.com. In addition, a telephone replay of the call will be available until May 25, 2022. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 10167203.

Event:    VolitionRx Limited Capital Markets Day

Date:      Friday, May 13, 2022

Time:     10:00 a.m. U.S. Eastern Time

In-person Venue: Siebert Hall, New York Stock Exchange

To attend in person, contact investorrelations@volition.com

To attend virtually please register HERE

The event will be webcast and the presentations will be posted to Volition’s website. A replay will be made available.

About Volition

Volition is a multi-national epigenetics company that applies its Nucleosomics™ platform through its subsidiaries to develop simple, easy to use, cost effective blood tests to help diagnose and monitor a range of life-altering diseases including some cancers and diseases associated with NETosis such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients, but also to improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid - an indication that disease is present. Volition is primarily focused on human diagnostics and monitoring but also has a subsidiary focused on animal diagnostics and monitoring.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory in California and additional offices in Texas, London, and Singapore, as the company focuses on bringing its diagnostic and disease monitoring products to market.

For more information about Volition, visit Volition’s website volition.com or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

3

The contents found at Volition’s website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document. The addresses for Volition’s website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com +44 (0)7557 774620

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to the potential benefits under the agreements with Heska and SAGE, the size of Volition’s addressable markets, the success of negotiations and the timing, completion and execution of term sheets and/or agreements with third parties regarding the licensing and distribution of Volition’s products, the timing, completion and delivery of data from clinical studies, effectiveness of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, the timing of product launches and publications, and expectations regarding Volition’s ability to transition to a commercial products company, its future revenue and financial performance. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring markets and their rapid technological change; downturns in domestic and foreign economies; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

4